This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-238500

Subject to completion, dated September 14, 2022

Preliminary prospectus supplement

To prospectus dated May 19, 2020

$750,000,000

CoStar Group, Inc.

Common Stock

We are offering          shares of our common stock, $0.01 par value per share, with an aggregate offering price of $750,000,000. At an assumed offering price of $76.64, the last reported sale price of our common stock on September 13, 2022, we would expect to issue and sell 9,786,012 shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSGP.” The last reported sale price of our common stock on the Nasdaq Global Select Market on September 13, 2022 was $76.64 per share. You are urged to obtain current market data and should not use the market price as of September 13, 2022 as a prediction of the future market price of our common stock.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

Investing in our common stock involves risks. See “Risk factors” beginning on page S-6 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock to purchasers on September         , 2022.

Joint Bookrunners

(in alphabetical order)

Goldman Sachs & Co. LLC	J.P. Morgan

The date of this prospectus supplement is September           , 2022.

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

S-i

About this prospectus supplement

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement, the documents incorporated by reference herein and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where you can find additional information” and “Incorporation by reference” on page S-45 of this prospectus supplement and pages 3 and 4 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Registrant,” “Company,” “we,” “us,” or “our” are to CoStar Group, Inc. and its consolidated subsidiaries, and “CoStar” refers to CoStar Group, Inc., a Delaware corporation.

S-ii

Cautionary statement regarding

forward-looking statements

Certain parts of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements include information that is not purely historic fact and include, without limitation, statements concerning our financial outlook for 2022 and beyond, our possible or assumed future results of operations generally, and other statements and information regarding assumptions or expectations about S&P’s announcement of CoStar’s inclusion in the S&P 500 index, our revenues, revenue growth rates, gross margin percentage, net income, net income per share, fully diluted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-generally accepted accounting principles (“GAAP”) net income, non-GAAP net income per share, weighted-average outstanding shares, cash flow from operating activities, operating costs, capital and other expenditures, the impact of COVID-19 on our revenues, revenue growth rates and profitability, key priorities for 2022, trends in customer behavior, legal proceedings and claims, legal costs, effective tax rate, the anticipated benefits of completed or proposed acquisitions, the anticipated timing for integration of completed acquisitions, the anticipated benefits of cross-selling efforts, product development and release, geographic and product expansion, planned service enhancements, expansion and development of our sales forces, planned sales and marketing activities and investments, the impact or results of sales and marketing initiatives, product integrations, elimination and de-emphasizing of services, investments in residential marketplace services and our residential marketplace strategy, net new sales, contract renewal rates, use of proceeds from equity and debt offerings, the use of proceeds of any draws under our $750 million credit facility (the “2020 Credit Agreement”), employee relations, attrition and retention, management’s plans, goals and objectives for future operations, deferral of tax payments, sources and adequacy of liquidity, and growth and markets for our stock. Sections of this prospectus supplement which contain forward-looking statements include “Summary,” “The offering,” “Risk factors,” “Use of proceeds” and “Capitalization” and the documents incorporated by reference herein, including “Business,” “Properties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” “Controls and Procedures,” “Legal Proceedings,” “Risk Factors” and the Financial Statements and related notes.

Our forward-looking statements may be identified by words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. You should understand that these forward-looking statements are estimates reflecting our judgment, beliefs and expectations, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The following important factors, in addition to those discussed or referred to under the heading “Risk Factors” in our filings with the SEC, and other unforeseen events or circumstances, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	potential declines in our revenues;

•	revenue growth rates and profitability due to the impacts of the COVID-19 pandemic and economic conditions on the commercial real estate industry and our core customer base;

•

our inability to attract and retain clients; our inability to successfully develop and introduce new or upgraded information, analytics and online marketplace services that are attractive to our users and advertisers or successfully combine or shift focus from current services with less demand;

•	our inability to compete successfully against existing or future competitors in attracting advertisers;

•	a downturn or consolidation in the real estate industry that may decrease customer demand for our services;

•	our inability to hire qualified persons or retain and continue to develop our sales force;

S-iii

•

downward pressure on our operating margins by our internal and external investments; our inability to increase awareness of our brands, including CoStar, LoopNet, Apartments.com, BizBuySell, LandsofAmerica, STR, LLC (“STR”), Ten-X Holding Company, Inc. (“Ten-X”), Homes Group, LLC (“Homes.com”) and Homesnap, Inc. (“Homesnap”);

•	our inability to maintain or increase traffic to our marketplaces and the possibility of internet search engines not featuring our websites on the search engine results page;

•	competition;

•	our inability to successfully identify, finance, integrate and/or manage costs related to acquisitions; our actual or perceived failure to comply with privacy laws and standards;

•	cyberattacks and security vulnerabilities;

•	technical problems or disruptions that affect either our customers’ ability to access our services, or the software, internal applications, database and network systems underlying our services;

•	the costs of a large infrastructure project to build out our campus in Richmond, Virginia;

•	our current or future geographic expansion plans that may not result in increased revenues;

•	fluctuations and market cyclicality;

•	our inability to retain and attract highly capable management and operating personnel; changes in tax laws, regulations or fiscal and tax policies;

•	risks related to acceptance of credit cards and debit cards and facilitation of other customer payments;

•	risks related to our data, intellectual property and listings;

•	risks related to our international operations, including fluctuating foreign currencies and the economic effects of “Brexit”; and

•	risks related to our indebtedness.

Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect new information or events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

S-iv

Summary

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. This summary highlights selected information about the Company, including important information from this prospectus supplement and the accompanying prospectus regarding the offering of the shares of common stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the offering, as well as other considerations that are important to you in making a decision to invest in the shares. You should pay special attention to the “Risk factors” section beginning on page S-6 of this prospectus supplement, and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to determine whether an investment in the shares is appropriate for you. This prospectus supplement and the accompanying prospectus include and incorporate forward-looking statements that involve risks and uncertainties.

Our company

We are a leading provider of online real estate marketplaces, information and analytics in the United States (“U.S.”) and the United Kingdom (“U.K.”) based on the fact that we: offer the most comprehensive commercial real estate database available; have the largest commercial real estate research department in the industry; own and operate leading online marketplaces for commercial real estate and apartment listings in the U.S., based on the numbers of unique visitors and site visits per month; and provide more information, analytics and marketing services than any of our competitors. Additionally, we provide commercial marketplaces, residential marketplaces, benchmarking and analytics for the hospitality industry, and other services that complement those offered by our primary brands in various jurisdictions around the world.

We have created and compiled a standardized platform of information, analytics and online marketplace services where industry professionals and consumers of commercial real estate, including apartments, and the related business communities, can continuously interact and facilitate transactions by efficiently accessing and exchanging accurate and standardized real estate-related information. Our service offerings span all commercial property types, including office, retail, industrial, multifamily, commercial land, mixed-use and hospitality. With our acquisitions of Homesnap and Homes.com, we also offer online platforms that manage workflow and marketing for residential real estate agents and brokers and provide residential property listings for homebuyers.

We manage our business geographically in two operating segments, with our primary areas of measurement and decision-making being North America, which includes the U.S. and Canada, and International, which primarily includes Europe, Asia-Pacific and Latin America.

Strategy

We are digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives. Our strategy is to provide real estate industry professionals and consumers with critical knowledge to explore and complete transactions by offering the most comprehensive, timely and standardized information on real estate and the right tools to be able to effectively utilize that information. Over time, we have expanded, and we continue to expand, our services for real estate information, analytics and online marketplaces in an effort to continue to meet the needs of the industry as it grows and evolves.

Our standardized platform includes the most comprehensive proprietary database of commercial real estate information in the industry; the largest research department in the commercial real estate industry; proprietary data collection, information management and quality control systems; a large in-house product development team; a broad suite of web-based information, analytics and online marketplace services; a large team of analysts and economists; and a large, diverse base of clients. Our database has been developed and enhanced for more than 30 years by a research department that makes daily database updates. In addition to our internal efforts to grow the database, we have obtained and assimilated a number of proprietary databases. Our comprehensive commercial real estate database powers our information services, sources data used in our analytic services and provides content for most of our online marketplace services and our auction platform. Our ability to utilize the same commercial real estate information across our standardized platform creates efficiencies in operations and improves data quality for our customers.

We deliver our comprehensive commercial real estate information content to our North American and European customers primarily via an integrated solution of online service offerings that includes information about space available for-lease, comparable sales information, information about properties for-sale, tenant information, internet marketing services, analytical capabilities, information for clients’ websites, information about industry professionals and their business relationships, data integration and industry news. We also operate complementary online marketplaces for commercial and residential real estate listings and apartment rentals, as well as a commercial real estate auction platform. We strive to cross-sell our services to our customers in order to best suit their needs.

Recent developments

On September 2, 2022, Standard & Poor’s announced that it plans to include CoStar in the S&P 500 index prior to the open of trading on September 19, 2022.

The offering

The following summary contains basic information about this offering. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the shares of common stock, see “Description of Common Stock” beginning on page 13 of the accompanying prospectus.

Issuer	CoStar Group, Inc., a Delaware corporation.

Common stock offered	shares.

Common stock to be outstanding immediately following this offering	shares (based on shares outstanding on June 30, 2022).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ after deducting underwriting discounts, commissions and expenses. We expect to use the net proceeds from the sale of the shares to fund all or a portion of the costs of any strategic acquisitions we determine to pursue in the future, to finance the growth of our business and for working capital and other general corporate purposes. See “Use of proceeds.”

Trading symbol for our common stock	Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSGP.”

Material U.S. federal income tax considerations	For a discussion of material U.S. federal income tax considerations of holding and disposing of shares of our common stock, see “Material U.S. federal income tax considerations for non-U.S. holders of our common stock.”

Risk factors	You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk factors” as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the shares.

Except as otherwise indicated, all information in this prospectus supplement:

•	excludes 2,178,200 shares issuable upon the exercise of options outstanding as of June 30, 2022 with a weighted average exercise price of $41.79 per share;

•	excludes an estimated 104,955 shares available for purchase under our Second Amended and Restated Employee Stock Purchase Plan as of June 30, 2022;

•	excludes an estimated 14,280,301 shares reserved for issuance pursuant to future grants of awards under our 2016 Stock Incentive Plan as of June 30, 2022;

•	excludes an estimated 191,569 shares reserved for issuance pursuant to awarded deferred stock units under our Management Stock Purchase Plan as of June 30, 2022; and

•	excludes an estimated 20,661 shares issuable upon vesting of unvested restricted stock units as of June 30, 2022.

Summary financial data

The following tables present summary financial data of the Company as of the dates and for the periods provided. The summary financial data for each of the years ended December 31, 2019, 2020 and 2021 and as of December 31, 2020 and 2021 are derived from our audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus supplement. The summary financial data as of June 30, 2022 and for the six months ended June 30, 2021 and 2022 are derived from our unaudited condensed consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which is incorporated by reference into this prospectus supplement, which financial statements include, in the opinion of our management team, all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the period and dates presented. The historical operating results of the Company for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the full year.

The information in the following table is only a summary and is not necessarily indicative of the results of future operations of CoStar. You should read the following information together with our audited and unaudited consolidated financial statements, including the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which are incorporated by reference into this prospectus supplement. See “Where you can find additional information” beginning on page S-45 of this prospectus supplement.

	Year Ended December 31,			Six Months Ended June 30,

	2019	2020	2021	2021	2022

	(in thousands)
Consolidated Statement of Operations Data:
Revenues	$1,399,719	$1,659,019	$1,944,135	$938,030	$1,052,133
Income from operations	363,547	289,202	432,337	202,220	238,458
Net income	314,963	227,128	292,564	135,360	172,791

	As of December 31,		As of June 30,

	2020	2021	2022

	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and restricted cash	$3,755,912	$3,827,126	$3,964,116
Working capital(1)	3,557,662	3,649,436	3,830,811
Total assets	6,915,420	7,256,871	7,420,748
Long-term debt, net	986,715	987,944	988,572
Stockholders’ equity	5,375,359	5,711,672	5,884,353

(1)	Calculated as current assets less current liabilities.

Risk factors

Investing in our common stock involves risks, including the risks described below that are specific to shares of our common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. You should carefully consider the following risk factors, as well as the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference into this prospectus supplement and the accompanying prospectus. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

Risks related to the offering

The price of our common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock has and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the commercial real estate industry or the economy generally;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the commercial real estate industry.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Our stock price may be negatively affected by fluctuations in our financial results.

Our operating results, revenues and expenses may fluctuate as a result of changes in general economic conditions and also for many other reasons, many of which are outside of our control, such as: the overall economic climate and the potential impact of a recession, slowdown in the economy or rising prices for goods and services; cancellations or non-renewals of our services; competition; our ability to control expenses; loss of clients or revenues; inability to attract new clients or to sell new services to existing clients; technical problems with our services; changes or consolidation in the real estate industry; the timing and success of new service introductions and enhancements; data quality; the development of our sales force; managerial execution; employee retention; successful adoption of and training on our services; acquisitions of other companies or assets; sales, brand awareness and marketing activities; successful execution of our marketing investment plans; our ability to maintain prominent search result rankings and positioning; our ability to increase traffic to our marketplaces; client support activities; changes in client budgets; successful execution of our integration and expansion plans; litigation; foreign currency and exchange rate fluctuations; inflation; interest rate fluctuations; or our investments in other corporate resources. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.

Market volatility may have an adverse effect on our stock price.

The trading price of our common stock has fluctuated widely in the past, and we expect that it will continue to fluctuate in the future. The price could fluctuate widely based on numerous factors, including: economic factors or conditions; quarter-to-quarter variations in our operating results; changes in analysts’ estimates of our earnings; announcements by us or our competitors of technological innovations, new services, or other significant or strategic information; general conditions in the commercial real estate industry; general conditions of local, national or global economies; developments or disputes concerning copyrights or proprietary rights or other legal proceedings; and regulatory developments. In addition, the stock market in general, and the shares of Internet-related and other technology companies in particular, have historically experienced extreme price fluctuations. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of the specific companies and may have the same effect on the market price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase shares of our common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

The common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of the common stock are equity interests in CoStar and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on CoStar with respect to assets available to satisfy claims on CoStar, including in a liquidation of CoStar. Additionally, our board of directors is authorized to issue series of preferred stock without any action on the part of holders of our common stock. Holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to finance our growth or share repurchases. In addition, provisions of the 2020 Credit Agreement governing our credit facilities limit our ability to pay cash dividends. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Fourth Amended and Restated By-Laws (the “By-Laws”) could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.

Provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation and our By-Laws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control of and could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our Certificate of Incorporation authorizes our board of directors to issue new series of preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our board of directors could create a series of preferred stock with superior voting rights to our existing common stock. The ability of our board of directors to issue this new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.

We are also subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control.

Risks related to our business

Our revenues and financial position will be adversely affected if we are not able to attract and retain clients.

Our success and revenues depend on attracting and retaining subscribers to our information, analytics and online marketplace services. Our subscription-based services generate the largest portion of our revenues. Our revenue may not grow, or could decrease, if we cannot attract new customers, continue to keep our cancellation rate low and continue to sell new services to our existing customers. We may not be able to continue to grow our customer base, keep the cancellation rate low or sell new services to existing customers as a result of several factors, including, without limitation: economic pressures; the business failure of current clients; customer decisions that they do not need our services or to use alternative services; customers’ and potential customers’ budgetary constraints; consolidation in the real estate and/or financial services industries; data quality; technical problems; competitive pressures; or devaluation of the local currencies of international customers relative to the U.S. dollar which impairs the purchasing power of such customers. We compete against many other real estate information, analytics and marketing service providers for business. If clients cancel services or decide not to renew their subscription agreements and we do not sell new services to our existing clients or attract new clients, then our renewal rate, net new sales and revenues may decline or fail to meet expectations.

We may not be able to successfully develop and introduce new or upgraded information, analytics and online marketplace services that are attractive to our users and advertisers or successfully combine or shift focus from current services with less demand, which could decrease our revenues and our profitability.

Our future business and financial success will depend on our ability to continue to anticipate the needs of customers and potential customers and to successfully introduce new and upgraded services, including services that make our marketplaces useful for users and attractive to advertisers. To be successful, we must be able to quickly adapt to changes in the industry, as well as rapid technological changes by continually enhancing our information, analytics and online marketplace services. As a result, we must continually invest resources in research and development to improve the appeal and comprehensiveness of our services and effectively incorporate new technologies.

Developing new services and upgrades to services, as well as integrating and coordinating current services, imposes heavy burdens on our systems department, product development team, management and researchers. The processes are costly and our efforts to develop, integrate and enhance our services may not be successful. In addition, launching and selling a new or upgraded service puts additional strain on our sales and marketing resources. If we are unsuccessful in obtaining greater market share or in obtaining widespread adoption of new or upgraded services, we may not be able to offset the expenses associated with the development, launch and marketing of the new or upgraded service, which could have a material adverse effect on our financial results. For example, to generate brand awareness and site traffic for our marketplaces, we have and will continue to invest significant resources in multi-channel marketing campaigns. If these marketing campaigns do not increase brand awareness, site traffic and/or revenues, the cost of these campaigns could have an adverse effect on our financial results.

In addition, as we integrate acquired businesses, we continue to assess which services we believe will best meet the needs of our customers. If we eliminate or phase out a service and are not able to offer and successfully market and sell an alternative service, our revenue may decrease, which could have a material adverse effect on our results of operations.

We may not be able to compete successfully against existing or future competitors in attracting advertisers, which could harm our business, results of operations and financial condition.

We compete to attract advertisers. Our competitors may have greater brand recognition or more direct sales personnel than we have and may generate more web traffic than we do, which may provide them with competitive advantages. To compete successfully for advertisers, we must continue to invest resources in developing our advertising platform and proving the effectiveness and relevance of our advertising services. Pressure from competitors seeking to acquire a greater share of our advertisers’ overall marketing budget could adversely affect our pricing and margins, lower our revenue and increase our research and development and marketing expenses. If we are unable to compete successfully against our existing or future competitors, our business, results of operations or financial condition could be adversely affected.

Competition could render our services uncompetitive and reduce our profitability.

The markets for information systems and services and for online marketplaces in general are highly competitive and rapidly changing. Competition in these markets may increase further if economic conditions or other circumstances cause customer bases and customer spending to decrease and service providers to compete for fewer customer resources. Our existing or future competitors, may have greater name recognition, larger customer bases, better technology or data, lower prices, easier access to data, greater user traffic or greater financial, technical or marketing resources than we have to provide services that users might view as superior to our offerings. Competitors may introduce different solutions that attract users away from our services or provide solutions similar to ours that have the advantage of better branding or marketing resources. Our competitors may be able to undertake more effective marketing campaigns, obtain more data, adopt more aggressive pricing policies, make more attractive offers to potential employees, subscribers, advertisers, distribution partners and content providers or may be able to respond more quickly to new or emerging technologies or changes in user requirements. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.

Our operating results and revenues are subject to fluctuations and our quarterly financial results may be subject to market cyclicality, each of which could negatively affect our stock price.

The real estate market may be influenced by general economic conditions, economic cycles, seasonality and many other factors, which in turn may impact our financial results. The different sectors of the large and fragmented industry, such as office, industrial, retail, multifamily, single family and others, are influenced differently by different factors, and have historically moved through economic cycles with different timing. As such, it is difficult to estimate the potential impact of economic cycles and conditions or seasonality from year-to-year on our overall operating results. We generally see higher sales of Apartments.com listing services during the peak summer rental season and higher CoStar sales towards the end of the year; however, sales fluctuate from year-to-year and may fluctuate more widely when there are changes in general economic conditions or the industry, such as changes resulting from the COVID-19 pandemic. In addition, we generally incur greater marketing expenses during the second quarter, which coincides with the peak season for apartment rentals. The timing of widely observed holidays and vacation periods, particularly slowdowns during the end-of-year holiday period, and availability of real estate agents and related service providers during these periods, could significantly affect our quarterly operating results during that period. If we are unable to adequately respond to economic, seasonal or cyclical conditions, our revenues, expenses and operating results may fluctuate from quarter to quarter. Our operating results, revenues and expenses may fluctuate for many reasons, including those described in this paragraph and below:

•	Rates of subscriber adoption and retention;

•	Timing of our sales conference or significant marketing events;

•	Changes in our pricing strategy and timing of changes;

•	The timing and success of new service introductions and enhancements;

•	The shift of focus from certain services we offer or the phase out of services that overlap or are redundant with other services we offer;

•	The amount and timing of our expenses and capital expenditures;

•	The amount and timing of non-cash stock-based charges;

•	Acquisition-related costs or impairment charges associated with investments and acquisitions;

•	Competition;

•	Changes or consolidation in the real estate industry;

•	Interest rate fluctuations;

•	Execution of our expansion and integration plans;

•	The development of our sales force;

•	Foreign currency exchange rate fluctuations;

•	Inflation; and

•	Changes in client budgets.

These fluctuations could negatively affect our results of operations during the period in question and/or future periods or cause our stock price to decline. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.

A downturn or consolidation in the real estate industry may decrease customer demand for our services.

The real estate market may be adversely impacted by many different factors, including lower than expected job growth or job losses resulting in reduced real estate demand; reduced real estate demand due to increased remote work policies; rising interest rates and slowing transaction volumes due to the impact of the COVID-19 pandemic or otherwise that negatively impact investment returns; excessive speculative new construction in localized markets resulting in increased vacancy rates and diminished rent growth; and unanticipated disasters and other adverse events such as slowing of the growth in the working age population resulting in reduced demand for all types of real estate. A downturn in the real estate market, including as a result of a decline in leasing activity and absorption rates may affect our ability to generate revenues and may lead to more cancellations by our current or future customers, either of which could cause our revenues or our revenue growth rate to decline and reduce our profitability. A depressed real estate market has a negative impact on our core customer base, which could decrease demand for our information, analytics and online marketplaces. Also, companies in this industry may consolidate, often in order to reduce expenses. Consolidation, or other cost-cutting measures by our customers, may lead to cancellations of our information, analytics and online marketplace services by our customers, reduce the number of our existing clients, reduce the size of our target market or increase our clients’ bargaining power, all of which could cause our revenues to decline and reduce our profitability. If cancellations, reductions of services and failures to pay increase, and we are unable to offset the resulting decrease in revenues by increasing sales to new or existing customers, our revenues may decline or grow at lower rates.

If we are unable to hire qualified persons for, or retain and continue to develop, our sales force, or if our sales force is unproductive, our revenues could be adversely affected.

In order to support revenues and revenue growth, we need to continue to develop, train and retain our sales force. Our ability to build and develop a strong sales force may be affected by a number of factors, including: our ability to attract, integrate and motivate sales personnel; our ability to effectively train our sales force; the ability of our sales force to sell an increased number and different types of services; our ability to manage effectively an outbound telesales group; the length of time it takes new sales personnel to become productive; the competition we face from other companies in hiring and retaining sales personnel; our ability to effectively structure our sales force; and our ability to effectively manage a multi-location sales organization, including field sales personnel. If we are unable to hire qualified sales personnel and develop and retain our sales force, including sales force management, or if our sales force is unproductive, our revenues or growth rate could decline and our expenses could increase. We may face additional challenges in hiring employees in an increasingly competitive job market.

Our internal and external investments may place downward pressure on our operating margins.

To increase our revenue growth, we continue to invest in our business, including internal investments in product and content development to expand the breadth and depth of services we provide to our customers and external investments in sales and marketing to generate brand awareness. Our operating margins may experience downward pressure in the short term as a result of these investments. Furthermore, our investments may not produce the expected results. If we are unable to successfully execute our investment strategy, we may experience decreases in our revenues or revenue growth rate and operating margins.

We may be unable to increase awareness of our brands, including CoStar, LoopNet, Apartments.com, BizBuySell, LandsofAmerica, STR, Ten-X, Homes.com and Homesnap, which could adversely affect our business.

We rely heavily on our brands, which we believe are key assets of our company. Awareness and differentiation of our brands are important for attracting and expanding the number of users of, and subscribers to, our online marketplaces, such as LoopNet, the Apartments.com network of rental websites, our Homes.com and Homesnap residential marketplaces, CoStar Showcase and the Land.com network of rural lands for-sale. We continue to invest significantly in sales and marketing in 2022 as we seek to grow the numbers of users of, subscribers to and advertisers on, our marketplaces. Our methods of advertising may not be successful in increasing brand awareness or, ultimately, be cost-effective. If we are unable to maintain or enhance user and advertiser awareness of our brands, or if we are unable to recover our marketing and advertising costs through increased usage of our services and increased advertising on our websites, our business, results of operations and financial condition could be adversely affected.

If internet search engines do not prominently feature our websites on the search engine results page, traffic to our websites would decrease and, if we are unable to maintain or increase traffic to our marketplaces, our business and operating results could be adversely affected.

Our ability to generate revenues from our marketplace business depends, in part, on our ability to attract users to our websites. Google, Bing, DuckDuckGo and other internet search engines drive traffic to our websites, including CoStar.com, the Apartments.com network of rental websites, the LoopNet.com network of commercial real estate websites, Ten-X.com, our Homes.com and Homesnap residential marketplaces, the BizBuySell.com network of business for-sale websites and the Land.com network of rural lands for-sale. For example, when a user enters in a search query for an apartment building name or address into an internet search engine, the internet search engine’s ranking of our Apartments.com webpages will determine how prominently such webpages are displayed on the search engine results page. Our ability to maintain prominent search result rankings and positioning is not entirely within our control. Our competitors’ Search Engine Optimization (SEO) and Search Engine Marketing (SEM) efforts may result in webpages from their websites receiving higher rankings than the webpages from our websites. Internet search engines could revise their algorithms and methodologies in ways that would adversely affect our search result rankings. Internet search engine providers could form partnerships or enter into other business relationships with our competitors resulting in competitors’ sites receiving higher search result rankings. Internet search engines are increasingly placing alternative search features (such as featured snippets, local map results and other immersive experiences) on the search engine results page above or more prominently than search engine results. If our search result rankings are not prominently displayed, traffic to our websites may decline which could slow the growth of our user base. Our websites have experienced fluctuations in search result rankings in the past and we anticipate similar fluctuations will occur in the future. If we experience a material reduction in the number of users directed to our websites through internet search engines or otherwise fail to maintain or increase traffic to our marketplaces, our ability to acquire additional subscribers or advertisers and deliver leads to and retain existing subscribers and advertisers could be adversely affected. As a result, our business, results of operations and financial condition could be adversely affected. Our marketing expenses may increase in connection with our efforts to maintain or increase traffic to our websites. Increases in our operating expenses could negatively impact our operating results if we are unable to generate more revenues through increased sales of subscriptions to our marketplace products.

If real estate professionals or other advertisers reduce or cancel their advertising spending with us and we are unable to attract new advertisers, our operating results would be harmed.

Our marketplace businesses, including LoopNet, the Apartments.com network of rental websites, our residential brands including Homes.com and Homesnap and the Land.com network of rural lands for-sale, depend on advertising revenues generated primarily through sales to persons in the real estate industry, including property managers and owners and other advertisers. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including:

•	Increasing the number of unique visitors to, and users of, our websites and mobile applications;

•	The quantity and quality of the leads that we provide to our advertisers;

•	The success of any marketing and product development efforts directed at attracting additional users and advertisers to our marketplaces;

•	Keeping pace with changes in technology and with our competitors; and

•	Offering an attractive return on investment to our advertisers for their advertising dollars spent with us.

Further, with respect to the Apartments.com network of rental websites, our ability to attract and retain advertisers also depends on the current apartment rental market and apartment vacancy rates. If vacancy rates are too high or too low, advertisers may not need to utilize our marketplace services.

Many of the advertisers who advertise on our marketplaces do not have long-term contracts. These advertisers could choose to modify or discontinue their relationships with us with little or no advance notice. As existing subscriptions for advertising expire, we may not be successful in renewing these subscriptions or securing new subscriptions. We may not succeed in retaining existing advertisers’ spending or capturing a greater share of such spending if we are unable to convince advertisers of the effectiveness of our services as compared to alternatives. In addition, future changes to our pricing methodology for advertising services may cause advertisers to reduce or discontinue their advertising with us. If current advertisers reduce or end their advertising spending with us and we are unable to attract new advertisers, our advertising revenues and business, results of operations and financial condition could be adversely affected.

If we are not able to successfully identify, finance, integrate and/or manage costs related to acquisitions, our business operations and financial position could be adversely affected.

We have expanded our markets and services in part through acquisitions of complementary businesses, services, databases and technologies, and expect to continue to do so in the future. Our acquisition strategy depends on our ability to identify, and the availability of, suitable acquisition candidates. We are likely to incur costs in connection with proposed acquisitions, but may ultimately be unable or unwilling to consummate any particular proposed transaction for various reasons. For example, in 2021, the Federal Trade Commission (“FTC”) withheld approval for our proposed acquisition of RentPath Holdings, Inc. (“RentPath”), the purchase agreement was subsequently terminated and we incurred a termination fee of $52 million. We are also likely to incur severance costs and other integration costs post-acquisition. Costs in connection with acquisitions and integrations may be higher than expected and could adversely affect our financial condition, results of operation or prospects of the combined business. In addition, acquisitions involve numerous risks, including risks that we will not be able to realize or capitalize on synergies created through combinations; manage the integration of personnel and products or services; manage the integration of acquired infrastructure and controls; control potential increases in operating costs; manage geographically remote operations; maintain management’s attention on other business concerns and avoid potential disruptions in ongoing operations during an acquisition process or integration efforts; successfully enter markets and sectors in which we have either limited or no direct experience, including foreign markets whose practices, regulations or laws may pose increased risk; and retain key employees, clients or vendors and other business partners of the acquired companies. We may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies. For example, we may be unable to fully integrate Homesnap, Homes.com and BureauxLocaux with CoStar when and as expected.

We were previously subject to a consent order agreed to among the FTC staff, CoStar and LoopNet on April 17, 2012 in connection with the LoopNet merger. This consent order expired in August 2022, but if we become subject to similar orders in the future, compliance with such orders could prevent us from closing certain acquisitions or add significant time and cost to such acquisitions, ultimately making an acquisition prohibitive or preventing us from realizing its anticipated benefits.

External factors, such as compliance with laws and regulations and shifting market preferences, may also impact the successful integration of an acquired business. An acquired business could strain our system of internal controls and diminish its effectiveness. Acquisitions could result in dilutive issuances of equity securities, the incurrence of debt and substantial amortization expenses of other intangible assets. We may be unable to obtain financing on favorable terms, or at all, if necessary to finance future acquisitions, making it impossible or more costly to complete future acquisitions. If we are able to obtain financing, the terms may be onerous and restrict our operations. Further, certain acquisitions may be subject to regulatory approval, which can be time consuming and costly to obtain or may be denied, as in the case of RentPath. If regulatory approval is obtained, the terms of any such approval may impose limitations on our ongoing operations or require us to divest assets or lines of business. If regulatory approval is denied, we may incur significant, additional costs payable to an acquisition target as a result of failure to close the transaction. For example, we incurred a termination fee of $52 million in connection with termination of the RentPath purchase agreement. Significant break-up fees incurred in the future may adversely affect our results of operation and financial condition.

As a result of our acquisitions, we had approximately $2.7 billion of goodwill and intangibles as of June 30, 2022. Future acquisitions may increase this amount. If we are required to recognize goodwill and intangibles impairment charges in the future, this would negatively affect our financial results in the periods of such charges, which may reduce our profitability.

Cyberattacks and security vulnerabilities could result in serious harm to our reputation, business and financial condition.

As stated above, our business relies on IT Systems and involves the collection, storage, processing and transmission of Confidential Information, including personal information and proprietary business information. An increasing number of organizations, including large merchants, businesses, technology companies and financial institutions, as well as government institutions, have disclosed security incidents, disruptions to, and breaches of their or third-party providers’ IT Systems, some of which have involved sophisticated and highly targeted attacks, including on websites, mobile applications and infrastructure.

We have expended resources to implement and maintain security measures designed to protect IT Systems and Confidential Information. Despite these measures and similar measures implemented by many third-party providers, our IT Systems may be disrupted or damaged and our Confidential Information may be compromised, corrupted, lost or stolen. The techniques used to obtain unauthorized, improper or illegal access to a target’s systems, data or customers’ data, disable or degrade services, or sabotage systems are constantly evolving and have become increasingly complex and sophisticated, may be difficult to detect quickly and often are not recognized or detected until after they have been launched against a target. We expect that unauthorized parties will continue to attempt to gain access to or disrupt our IT systems or facilities through various means, including hacking into IT Systems or facilities or those of our customers or vendors, or attempting to fraudulently induce (for example, through spear phishing attacks or social engineering) our employees, customers, vendors or other users of IT Systems into disclosing user names, passwords, or other sensitive information, which may in turn be used to access our information technology systems. Numerous and evolving cybersecurity threats, including advanced and persisting cyberattacks, phishing and social engineering schemes, could compromise the confidentiality, availability and integrity of the data in our systems. Our efforts to prevent, detect and respond to data security incidents, may not be effective. Further, the security measures and procedures our customers, vendors and other users of our systems have in place to protect IT Systems and Confidential information may not be successful or sufficient to counter all data breaches, cyberattacks or system failures. In addition, the COVID-19 pandemic has increased cybersecurity risk as a result of global remote working dynamics that may continue into the future due to additional opportunities for threat actors to engage in social engineering (for example, phishing) and to exploit vulnerabilities in non-corporate networks.

Our IT Systems may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our, our customers’ or our employees’ Confidential Information, including personal or proprietary information, that is stored on or accessible through those systems. We have experienced from time to time, and expect to experience in the future, cyberattacks as well as breaches of our security measures due to human error, malfeasance, system errors or vulnerabilities or other irregularities. Actual or perceived breaches of our security could result in any or all of the following, among other things, any of which could adversely affect our business and results of operations:

•	Interrupt our operations;

•	Result in our systems or services being unavailable;

•	Result in improper disclosures of data;

•	Result in improper payments;

•	Materially harm our reputation and brands;

•	Result in significant regulatory scrutiny and legal and financial exposure;

•	Cause us to incur significant remediation and compliance costs;

•	Lead to loss of customer confidence in, or decreased use of, our products and services;

•	Divert the attention of management from the operation of our business; and

•	Result in significant contractual penalties or other payments as a result of third-party losses or claims.

In addition, any cyberattacks or data security breaches affecting companies that we acquire or our customers or vendors (including data center and cloud computing providers) could have similar negative effects on our business. For example, in December 2020, we became aware that one of our vendors providing IT infrastructure management software, SolarWinds Corporation, had been compromised by cyberattacks. As of December 22, 2020, we had implemented the fully patched versions of the SolarWinds software and we took additional measures to block internet connectivity to and from all SolarWinds’ Orion servers. Although we have not identified any compromise of our IT systems due to the use of SolarWinds software to date, we continue to monitor our network for any potential impact related to the SolarWinds cyberattack. Similarly, we are regularly exposed to vulnerabilities in widely deployed third-party software that we use in the ordinary course of business, such as the recently identified Log4J vulnerability. While this vulnerability did not have a material adverse effect on our operations, it and similar incidents require us to devote time and resources to remediation on a regular basis. Notwithstanding our efforts, there can be no assurance that vulnerabilities in widely deployed software will not materially harm our business. Any breach of our security measures or the loss, inadvertent disclosure or unapproved dissemination of Confidential Information about us or our customers, including the potential loss or disclosure of such information or data as a result of the SolarWinds cyberattack, could result in litigation, regulatory enforcement and potential liability for us, damage our brand and reputation or otherwise materially harm our business.

The coverage under our insurance policies for cybersecurity and related issues may not be adequate to reimburse us for losses caused by cyberattacks or other security incidents.

Technical problems or disruptions that affect either our customers’ ability to access our services, or the software, internal applications, database and network systems underlying our services, could damage our reputation and lead to reduced demand for our information, analytics and online marketplace services, lower revenues and increased costs.

Our business, brands and reputation depend upon the satisfactory performance, reliability and availability of our websites, the internet and our service providers. Interruptions in these systems, whether due to system failures, computer viruses, software errors, physical or electronic break-ins, or malicious hacks or attacks on our systems (such as denial of service attacks or use of malware such as ransomware), could affect the security and availability of our services on our mobile applications and our websites and prevent or inhibit users’ access to our services. Our operations also depend on our ability to protect our databases, computers and software, telecommunications equipment and facilities against damage from potential dangers such as fire, flood, power loss, security breaches, computer viruses, telecommunications failures, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events.

In addition, the software, internal applications and systems underlying our services are complex and may not be error-free. We may encounter technical problems when we attempt to enhance our software, internal applications and systems. Our users rely on our services for the conduct of their own businesses. Disruptions in, technical problems with, or reductions in ability to access, our services for any reason could damage our users’ businesses, harm our reputation, result in additional costs or reduce demand for our information, analytics and online marketplace services, any of which could harm our business, results of operations and financial condition.

The majority of the communications, network and computer hardware used to operate our mobile applications and websites are located at facilities in Virginia and California. We do not own or control the operation of certain of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, security breaches, computer viruses, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, earthquakes and similar events. These risks may be increased with respect to operations housed at facilities we do not own or control. The occurrence of any of the foregoing events could result in damage to our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for losses that may occur.

A failure of our systems at any site could result in reduced functionality for our users, and a total failure of our systems could cause our mobile applications or websites to be inaccessible. Problems faced or caused by our information technology service providers, including content distribution service providers, private network providers, internet providers and third-party web-hosting providers, or with the systems by which they allocate capacity among their customers (as applicable), could adversely affect the experience of our users. Any financial difficulties, such as bankruptcy reorganization, faced by these third-party service providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third-party service providers are unable to keep up with our growing needs for capacity, our business could be harmed. In addition, if distribution channels for our mobile applications experience disruptions, such disruptions could adversely affect the ability of users and potential users to access or update our mobile applications, which could harm our business.

Our business interruption insurance may not cover certain events or may be insufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business, which may result from interruptions in our service as a result of system failures or malicious attacks. Any errors, defects, disruptions or other performance problems with our services could harm our reputation, business, results of operations and financial condition.

We are planning to undertake a large infrastructure project to build out our campus in Richmond, Virginia, the costs of which could impact our financial condition and results of operations.

In December 2021, we announced our plans to expand our research and technology center in Richmond, Virginia. These plans will require significant capital expenditures over the next several years and our business plans may change. Future changes in growth or fluctuations in cash flow may also negatively impact our ability to finance this project. Additionally, actual capital expenditures could vary materially from our projected capital expenditures, which could negatively impact our business, operating results and financial condition. If we are provided with any grants, tax credits, abatements or other incentives related to this expansion effort and do not meet requirements associated with those incentives, we may not be able to benefit from those incentives, which could cause the cost of the project to be significantly more than anticipated or significantly increase our taxes above what we currently expect. We are currently considering financing options and may finance construction with cash on hand. Use of cash on hand to finance construction would reduce the amount of cash available for other corporate uses and could also reduce our ability to meet our scheduled debt service obligations or to meet the covenants required to borrow additional funds under our 2020 Credit Agreement. Any of the foregoing may adversely affect our financial position and results of operations.

Our current or future geographic expansion plans may not result in increased revenues, which may negatively impact our business, results of operations and financial position.

Expanding into new markets and increasing the depth of our coverage in existing markets imposes additional burdens on our research, systems development, sales, marketing and general managerial resources. If we are unable to manage our expansion efforts effectively, if our expansion efforts take longer or are more expensive than planned or we are not successful in marketing and selling our services in existing or new markets, our expansion may have a material adverse effect on our financial position by increasing our expenses without increasing our revenues.

Our business depends on retaining and attracting highly capable management and operating personnel.

Our success depends in large part on our ability to retain and attract management and operating personnel, including our President and Chief Executive Officer, Andrew Florance, and our other officers and key employees. Our business requires highly skilled technical, sales, management, web product and development, marketing and research personnel, who are in high demand and are often subject to competing offers. To retain and attract key personnel, we use various measures, including employment agreements, awards under a stock incentive plan and incentive bonuses for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of Mr. Florance or other key officers or employees. We experienced an increase in turnover as we returned nearly all our workforce to the office. We may face additional challenges in retaining employees in an increasingly competitive job market.

Our business and results of operations have been and may be, and our financial condition may continue to be, impacted by the COVID-19 pandemic, and such impact could be materially adverse and continue for an unknown period of time.

The COVID-19 pandemic has created significant economic volatility, uncertainty and disruption around the world. The extent to which COVID-19 will further impact our business, operations and financial results, including the duration and magnitude of such impact, is uncertain and will depend on numerous rapidly evolving factors that we cannot accurately predict including, among others:

•	The length and severity of the pandemic, including new variants;

•	The negative impact on global and regional economies, credit markets and economic activity;

•	Governmental, business and individual actions taken in response to the pandemic and the impact of those actions on global economic activity;

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The impact of business disruptions and reductions in employment levels and the level of consumer confidence in the economy on our clients and the resulting impact on their demand for our services and solutions;

•	Business consolidations or failures among businesses that we serve;

•	Our clients’ ability to pay for our services and solutions and our ability to collect payment for services provided; and

•	The pace and extent of economic recovery following the COVID-19 pandemic, including recovery in the real estate industry in particular.

The demand for office space could decrease significantly as businesses implement hybrid or all work from home arrangements in response to employee desire for more flexibility, which may lead to a downturn in the commercial real estate market. A depressed commercial real estate market would have a negative impact on our core customer base, which could impact our customers’ ability to subscribe and pay for our services and reduce demand for our services. Reduced demand and increased cancellations could cause our revenues or our revenue growth rates to decline and reduce our profitability. As a result of COVID-19 and its impact on global economic conditions, including the real estate industry, towards the end of the first quarter and in the first two months of the second quarter of 2020, we saw an increase in customer requests for cancellations or suspensions, a reduction in new customer sales, failures to pay and delays in payments of amounts owed to us. We may see additional requests as current economic conditions cause customers to reduce expenses and prolong the decision-making time before purchasing third party services, which may lead to fewer of our services being purchased or service cancellations. The extent and duration of any future continued weakening of the economy is unknown, and there can be no assurance that any of the governmental or private sector initiatives designed to strengthen the economy will be successful or available to us and our customers and, if successful, when the benefits will be seen.

COVID-19, and the disruption in global economic conditions stemming from the pandemic, could also precipitate or aggravate the other risk factors discussed therein, which could materially adversely affect our business, financial condition and results of operations. Further, the COVID-19 pandemic may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks.

We are subject to a number of risks related to acceptance of credit cards and debit cards and facilitation of other customer payments.

We depend on processing vendors to complete credit and debit card transactions. If we or our processing vendors fail to maintain adequate systems to authorize and process credit card transactions, one or more of the major credit card companies could disallow our continued use of their payment products. If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our processing vendors may increase our transaction fees or terminate their relationships with us. We could lose customers if we are not able to continue to use payment products of the major credit card companies. In addition, if the systems to authorize and process credit card transactions fail to work properly and, as a result, we do not charge our customers’ credit cards on a timely basis or at all, our business, revenue, results of operations and financial condition could be harmed.

We depend on processing vendors to complete credit and debit card transactions and Automated Clearing House (ACH) payments, both for payments made to us directly for our services and for payments made by renters to landlords using our online leasing services. If we or any one or more of these service providers fail to maintain adequate systems for authorization and processing credit card payments, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. Further, if we or any one or more of these service providers fail to maintain adequate systems for authorization and processing of credit, debit, ACH or similar payments or if any such service provider were to terminate or modify its relationship with us unexpectedly, our ability to process those customer transactions would be adversely affected, which could decrease sales, discourage customers away from our marketplace services, result in potential legal liability, and harm our business and reputation. In addition, if the systems for the authorization and processing of credit card transactions fail to work properly and, as a result, we do not charge our customers’ credit cards on a timely basis or at all, our business, revenue, results of operations and financial condition could be harmed.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted in ways that make it more difficult for us to comply. We are required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations and the terms of our contracts with payment processors. Any failure to comply also may subject us to fines, penalties, damages and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, cardholders and transactions.

The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly sophisticated, seeking to obtain unauthorized access to or exploit weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data are compromised due to a breach of data, we may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent payment transactions, we may face civil liability, diminished public perception of our security measures and higher costs, each of which could harm our business, results of operations and financial condition.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our processing vendors may increase our transaction fees or terminate their relationships with us. Any increases in our credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our services to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

Climate change and other events beyond our control could harm our business.

Natural disasters, disease outbreaks and pandemics, power shortages, terrorism, political unrest, telecommunications failure, vandalism, geopolitical instability, war, climate change, and other events beyond our control could negatively impact our operations or otherwise harm our business. Such events may result in damage or loss of service to our data centers or other infrastructure that our operations rely on, potentially reduce the attractiveness of real estate in areas we provide services, cause delays in product development or availability, or result in losses of critical data, any of which may adversely impact our operations.

In addition, the impacts of climate change on the global economy and our industry are rapidly evolving. Physical impacts of climate change (including but not limited to floods, droughts, more frequent and/or intense storms, and wildfires), may disrupt our operations, as well as the operations of our suppliers and customers. Longer-term physical impacts may also result in changing consumer preferences, which may adversely impact demand for certain of our products. Transition impacts of climate change may subject us to increase regulations, reporting requirements (such as the SEC’s proposed climate change disclosure rule), standards, or expectations regarding the environmental impacts of our business. Failure to disclose accurate information in a timely manner may also adversely affect our reputation, business, or financial performance.

Increased attention to environmental, social and governance (“ESG”) matters may require us to incur additional costs or otherwise adversely impact our business.

Increased attention to climate change; diversity, equity, and inclusion; and other ESG issues, as well as societal expectations regarding voluntary ESG initiatives and disclosures, may result in increased costs (including but not limited to increased costs related to compliance, stakeholder engagement, and contracting), impact our reputation, or otherwise affect our business performance. In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on ESG matters. Such ratings are used by some investors to inform their investment or voting decisions. Unfavorable ESG ratings could lead to negative investor sentiment toward us and/or our industry, which could have a negative impact on our access to and costs of capital. To the extent ESG matters negatively impact our reputation, we may also not be able to compete as effectively to recruit or retain employees. We may take certain actions, including the establishment of ESG-related goals or targets, to improve the ESG profile of our Company and/or offerings; however, such actions may be costly or be subject to numerous conditions that are outside our control, and we cannot guarantee that such actions will have the desired effect.

Moreover, while we may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring and reporting on many ESG matters. Such disclosures may also be at least partially reliant on third-party information that we have not independently verified or cannot be independently verified. In addition, we expect there will likely be increasing levels of regulation, disclosure-related and otherwise, with respect to ESG matters, and increased regulation will likely lead to increased compliance costs as well as scrutiny that could heighten all of the risks identified in this risk factor. Such ESG matters may also impact our suppliers or customers, which may adversely impact our business, financial condition, or results of operations.

Risks related to our data, intellectual property and listings

If we are not able to obtain and maintain accurate, comprehensive or reliable data, we could experience reduced demand for our information, analytics and online marketplace services.

Our success depends on our clients’ confidence in the comprehensiveness, accuracy and reliability of the data and analysis we provide. Establishing and maintaining accurate and reliable data and analysis is challenging. If our data, including the data we obtain from third parties or directly from brokers through the Marketing Center feature on CoStar and LoopNet, or analysis is not current, accurate, comprehensive or reliable, we could experience reduced demand for our services or be subject to legal claims by our customers, either of which could result in lower revenues and higher expenses.

If we are unable to enforce or defend our ownership and use of intellectual property, our business, brands, competitive position and operating results could be harmed.

The success of our business depends in large part on our intellectual property, including intellectual property involved in our methodologies, databases, services and software. We rely on a combination of trademark, trade secret, patent, copyright and other laws, nondisclosure and noncompetition provisions, license agreements and other contractual provisions and technical measures to protect our intellectual property rights. However, current law may not provide for adequate protection of our databases and the actual data. In addition, legal standards relating to the validity, enforceability and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our proprietary rights. We find our proprietary content on competitors’ sites. If we are not successful in protecting our intellectual property, including our content, our brands and our business, results of operations and financial condition could be harmed. The same would be true if a court found that our services infringe other persons’ intellectual property rights. Any intellectual property lawsuits or threatened lawsuits in which we are involved, either as a plaintiff or as a defendant, have cost us and could continue to cost us a significant amount of time and money and distract management’s attention from operating our business. In addition, if we do not prevail on an intellectual property claim, this could result in a change to our methodology or information, analytics and online marketplace services and could reduce our profitability.

Effective trademark, trade secret, patent and copyright protection may not be available in every country in which we provide our services. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our intellectual property and our proprietary technology adequately against unauthorized third-party copying or use, which could harm our competitive position. This risk will increase as we continue to expand our business into new international jurisdictions.

We may not be able to successfully halt the operation of websites that aggregate our data, as well as data from other companies, or copycat websites that may misappropriate our data.

Third parties may misappropriate our data through website scraping, robots or other means and aggregate and display this data on their websites. In addition, “copycat” websites may misappropriate data on our website and attempt to imitate our brands or the functionality of our website. We may not be able to detect all such websites in a timely manner and, even if we could, technological and legal measures available to us may be insufficient to stop their operations and the misappropriation of our data. Any measures that we may take to enforce our rights could require us to expend significant financial or other resources.

We may be subject to legal liability for collecting, displaying or distributing information.

Because the content in our database is collected from various sources and distributed to others, we may be subject to claims for breach of contract, defamation, negligence, unfair competition or copyright or trademark infringement or claims based on other theories, such as breach of laws related to privacy and data protection. We could also be subject to claims based upon the content that is accessible from our website through links to other websites or information on our website supplied by third parties. Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against any claims and we could be subject to public notice requirements that may affect our reputation. Our potential liability for information distributed by us to others could require us to implement measures to reduce our exposure to such liability, which may require us to expend substantial resources and limit the attractiveness of our information, analytics and online marketplaces to users. These risks may be exacerbated from impacts, or perceived impacts, of emerging technologies (including but not limited to machine learning) on human rights, privacy, or other social considerations, which may result in reputational harm, compliance costs for any new rules or interpretations, or other adverse impacts on our operations and financial performance.

If we are unable to obtain or retain listings from real estate brokers, agents, property owners and apartment property managers, our marketplace services, could be less attractive to current or potential customers, which could reduce our revenues.

The value of our real estate marketplace services to our customers depends on our ability to increase the number of property listings provided and searches conducted. As the number of listings increases, so does the utility of a marketplace’s search, listing and marketing services. We depend substantially on brokers, agents, property owners and, in the case of apartment rentals, property managers to submit listings to our marketplaces. If these parties choose not to continue their listings with us, or choose to list them with a competitor, our marketplace services could be less attractive to other real estate industry transaction participants, resulting in reduced revenue.

Risks related to our international operations

International operations expose us to additional business risks, which may reduce our profitability.

Our international operations and expansion subject us to additional business risks, including: currency exchange rate fluctuations; difficulty in adapting to the differing business practices and laws in foreign countries, including differing laws regarding privacy and data protection; difficulties in managing foreign operations; limited protection for intellectual property rights in some countries; difficulty in collecting accounts receivable and longer collection periods; costs of enforcing contractual obligations; impact of recessions in economies outside the U.S.; and potentially adverse tax consequences. In addition, international expansion imposes additional burdens on our executive and administrative personnel, systems development, research and sales departments and general managerial resources. If we are not able to manage our international operations successfully, we may incur higher expenses and our profitability may be reduced. Finally, the investment required for additional international expansion sometimes exceeds the profit generated from such expansion, which reduces our profitability and may adversely affect our financial position.

Fluctuating foreign currency exchange rates may negatively impact our business, results of operations and financial position.

A portion of our business is denominated in foreign currencies. We translate sales and other results denominated in foreign currency into U.S. dollars for our financial statements. During periods of a strengthening U.S. dollar, our reported international sales and earnings could be reduced because foreign currencies may translate into fewer U.S. dollars. Foreign currency exchange rates have fluctuated and may continue to fluctuate. Significant foreign currency exchange rate fluctuations may negatively impact our international revenue, which in turn affects our consolidated revenue. Currently, we are not party to any hedging transactions intended to reduce our exposure to exchange rate fluctuations. We may seek to enter into hedging transactions in the future, but we may be unable to enter into these transactions successfully, on acceptable terms or at all. We cannot predict whether we will incur foreign exchange losses in the future. Further, significant foreign exchange rate fluctuations resulting in a decline in the respective local currency may decrease the value of our foreign assets, as well as decrease our revenues and earnings from our foreign subsidiaries, which would reduce our profitability and adversely affect our financial position.

The economic effects of “Brexit” may affect relationships with existing and future customers and could have an adverse impact on our business and operating results.

On June 23, 2016, the U.K. held a referendum in which British citizens approved an exit from the European Union (“E.U.”), commonly referred to as “Brexit.” On January 31, 2020, the U.K. officially withdrew from the E.U., beginning a transition period of negotiations between the British government and the E.U. and other governments. On December 24, 2020, the E.U. and the U.K. announced they had entered into a post-Brexit deal on certain aspects of trade and other strategic and political issues. The impact of Brexit, the December 2020 post-Brexit agreement and the future relationship between the E.U. and the U.K., including terms not addressed in the December 2020 agreement, remain uncertain. Such uncertainty could cause political and economic uncertainty in the U.K. and the rest of Europe, which could harm our business and financial results. In particular, Brexit caused and could continue to cause significant volatility in global equity markets, currency exchange rates and other asset prices, including those related to real property. Brexit may also lead to divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate, and compliance with those laws and regulations may be cumbersome, difficult or costly. Further, Brexit may lead other E.U. member countries to consider referendums regarding their E.U. membership. We cannot yet predict the future implications of Brexit, including whether it could increase our cost of doing business or otherwise adversely affect our financial condition or results of operations. The impact to us from Brexit may affect not only our U.K. operations but operations in other parts of the E.U.

Risks related to our indebtedness

We have a significant amount of indebtedness, which could decrease our flexibility and adversely affect our business, financial condition and results of operations.

As of June 30, 2022, we had approximately $1 billion of Senior Notes outstanding and an additional approximately $750 million available to be drawn under the 2020 Credit Agreement. There can be no assurance that our future cash flows will be sufficient to make payments of interest or principal on the Senior Notes or any amounts due and payable under the 2020 Credit Agreement. If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures on commercially reasonable terms or at all, and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Furthermore, we may incur substantial additional indebtedness, including secured indebtedness, and if we incur additional indebtedness or other liabilities, the related risks that we face could intensify.

The 2020 Credit Agreement contains customary restrictive covenants imposing operating and financial restrictions on us, including restrictions that may limit our ability to engage in acts that we believe may be in our long-term best interests. These covenants restrict our ability and the ability of our domestic subsidiaries to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) merge or consolidate with another person, and (v) sell, assign, lease or otherwise dispose of all or substantially all of our assets. In addition, the 2020 Credit Agreement requires us to comply with a maintenance covenant that we will not exceed a total net leverage ratio, calculated as total consolidated debt, net of up to $1.0 billion of unrestricted cash and cash equivalents, to consolidated EBITDA, of 4.50 to 1.00. The operating restrictions and financial covenants in the 2020 Credit Agreement may limit our ability to finance future operations or capital needs, to engage in other business activities or to respond to changes in market conditions. Our ability to comply with any financial covenants could be affected materially by events beyond our control, and we may be unable to satisfy any such requirements. If we fail to comply with these covenants, we may need to seek waivers or amendments of such covenants, seek alternative or additional sources of financing or reduce our expenditures. We may be unable to obtain such waivers, amendments or alternative or additional financing on a timely basis or at all, or on favorable terms.

A breach of the covenants under the 2020 Credit Agreement or the indenture that governs the Senior Notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration provision applies. In the event the holders of the Senior Notes or our other debt accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

Our borrowings under the 2020 Credit Agreement will carry a variable interest rate based on the Euro Interbank Offered Rate (“EURIBOR”) or the London Interbank Offered Rate (“LIBOR”) as a benchmark for establishing the rate of interest. LIBOR is the subject of recent national, international and other regulatory guidance and proposals for reform. The U.K. authority that regulates LIBOR announced that it will not compel banks to submit rates for the calculation of LIBOR after June 2023. The full impact of any transition away from LIBOR remains unclear. The 2020 Credit Agreement allows the Company and the administrative agent under the 2020 Credit Agreement to amend the 2020 Credit Agreement to replace LIBOR with one or more Secured Overnight Financing Rate based rates or another alternative benchmark rate. We may not be able to agree with the administrative agent on a replacement reference rate that is as favorable as LIBOR, which may increase in the cost of our borrowings under the 2020 Credit Agreement.

Our indebtedness increases our vulnerability to general adverse economic and industry conditions; requires us to dedicate a portion of our cash flow from operations to payments on indebtedness, reducing the availability of cash flow to fund capital expenditures, marketing and other general corporate activities; limits our ability to borrow additional funds; and may limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs, reduce our access to capital or result in the loss of certain covenant suspensions.

Our debt rating could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, warrant. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing.

In addition, the 2020 Credit Agreement provides that, during any period of time in which we maintain a corporate investment grade rating from any two of Standard & Poor’s Rating Services, Fitch Ratings, Inc. or Moody’s Investors Services, Inc. (such period, a “Covenant Suspension Period”), certain customary negative and affirmative covenants contained in the 2020 Credit Agreement are suspended, including the covenants restricting affiliate transactions, incurrence of indebtedness, investments, asset sales and restricted payments. A lowering of one or both of our investment grade ratings would result in increased compliance costs and would impose certain operating restrictions, either of which could be materially adverse to our operations and financial results.

Risks related to regulatory compliance and legal matters

Our actual or perceived failure to comply with privacy laws and standards could adversely affect our business, financial condition and results of operations.

We depend on information technology networks, systems and infrastructure to process, transmit and store electronic information and to communicate among our locations around the world and with our clients and vendors

(collectively “IT Systems”). We own and manage some of IT Systems but also rely on third-party service providers and vendors for a range of products and services, including cloud products/services, that are critical to internal and/or external customer-facing operations. In the course of our business, we and certain of our third-party providers collect, use, transmit and disclose information about customers, employees, contractors, suppliers, vendors, and others such as landlords and tenants, including personal information such as names, addresses, phone numbers, email addresses, credit card information, biometric data, sensitive or confidential transaction and account information, social security numbers, birthdates and financial information (for example, to facilitate the apartment rental application and payment process between a renter and property manager), as well as a broad range of proprietary and confidential business information (collectively, “Confidential Information”).

As a result, we are subject to a variety of state, national and international laws and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal information including but not limited to the General Data Protection Regulation (“GDPR”) and California Consumer Privacy Act (“CCPA”). These laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. For example, the GDPR introduced new data protection requirements in the EU and imposes substantial fines for breaches of the data protection rules. The GDPR increased our responsibility and liability in relation to personal data that we process. The CCPA expands the rights of California residents to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that may increase data breach litigation. Many states have adopted, or are considering enacting, similar laws. For example, the California Privacy Rights Act (“CPRA”) will go into effect in January 2023 (with a lookback period until January 2022) and will expand upon the CCPA. The CPRA builds on the CCPA and imposes additional obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses and disclosure of sensitive personal information. The CPRA also creates a new California data protection agency authorized to issue substantive regulations and could result in increased privacy, cybersecurity, and data protection enforcement. Similar laws are in motion in other states across the United States. For example, in 2021, Virginia enacted the Virginia Consumer Data Protection Act (“VCDPA”) and Colorado enacted the Colorado Privacy Act (“CPA”), both of which laws are comprehensive statutes that share similarities with the CCPA and CPRA. Recently, Utah enacted the Utah Consumer Privacy Act (“UCPA”), which like the VCDPA and CPA, go into effect in 2023. Similar laws have been proposed, and likely will be proposed, in other states and at the federal level, and if passed, may have potentially conflicting requirements that would make compliance challenging.

In addition to risks we face under privacy laws, we are subject to evolving consumer protection and marketing laws and increased litigation and government enforcement by the Federal Trade Commission and state Attorneys General. These agencies are aggressively interpreting and enforcing federal and state consumer protection laws in relation to very broad sales and marketing and advertising contexts. There are also federal laws covering our such activities that are a source of potential liability for our business, including the Controlling the Assault of Non-Solicited Pornography and Marketing Act (known as the “CAN-SPAM” Act), the Telephone Consumer Protection Act (as implemented by the Telemarketing Sales Rule) (“TCPA”), and the Fair Credit Reporting Act (“FCRA”). In particular, any claims that we have violated the TCPA could be costly to litigate and could expose us to substantial statutory damages or settlement costs.

Any failure or alleged failure to comply with privacy, data protection or consumer protection laws could lead to government enforcement actions and litigation and significant penalties against us, and could materially adversely affect our reputation, business, financial condition, cash flows and results of operations. Compliance with any of the foregoing laws and regulations can be costly, can delay or impede the development of new products, and may require us to change the way we operate.

The interpretation and application of many privacy and data protection laws are uncertain. These laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our products. If so, in addition to the possibility of negative publicity, fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could harm our business.

Changes in tax laws, regulations or fiscal and tax policies or the manner of their interpretation or enforcement could adversely impact our financial performance.

New tax laws or regulations, or changes in existing laws or regulations, or the manner of their interpretation or enforcement, could increase our cost of doing business. In addition, from time to time, U.S. and foreign tax authorities, including state and local governments consider legislation that could increase our effective tax rate. For example, the U.S. Congress has advanced a variety of tax legislation proposals, and while the final form of any legislation is uncertain, the current proposals, if enacted, could have a material effect on our effective tax rate.

Third-party claims, litigation, regulatory proceedings or government investigations to which we are subject or in which we become involved, regardless of their merit, may significantly increase our expenses and adversely affect our stock price.

From time to time we may be subject to third-party claims, lawsuits, regulatory proceedings or government investigations into whether our business practices comport with applicable law, which may include claims with respect to intellectual property, cybersecurity, privacy, data protection, antitrust, breach of contract, employment, mergers and acquisitions and other matters. Regardless of the merit of such claims, proceedings or investigations, defending against them could cost us a significant amount of time and money, result in negative publicity, and/or adversely affect our stock price. In addition, if any claims or proceedings are decided against us or if a settlement requires us to pay a large monetary amount or take other action that materially restricts or impedes our operations, our profitability could be significantly reduced and our financial position could be adversely affected.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $             . “Net proceeds” is what we expect to receive after paying the underwriting discount and commissions and other estimated expenses of the offering. We expect to use the net proceeds from the sale of the shares to fund all or a portion of the costs of any strategic acquisitions we determine to pursue in the future, to finance the growth of our business and for working capital and other general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt and investments in our subsidiaries.

Description of common stock

The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of our Certificate of Incorporation and By-Laws. Our Certificate of Incorporation and By-Laws are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference to this prospectus supplement.

Common stock

We are authorized to issue 1,200,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2022, we had 395,895,944 outstanding shares of common stock.

All outstanding shares of common stock are, and the shares offered hereby upon issuance and sale will be, fully paid and non-assessable.

Voting and other rights

Each stockholder of record is entitled to one vote for each outstanding share of common stock owned by him on every matter properly submitted to the stockholders for their vote. Our bylaws provide that directors will be elected if the number of votes properly cast “for” a nominee’s election exceeds the number of votes properly cast “against” such nominee’s election, unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by the vote of a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote therein. There is no provision for cumulative voting with regard to the election of directors. Except as otherwise required by law, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized at a meeting of stockholders by the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter. Holders of shares of our common stock do not have cumulative voting rights.

Distribution

The holders of our common stock are entitled to receive ratably such dividends as are declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock have the right to a ratable portion of assets remaining after payment of the claims of creditors and the payment to any holders of preferred stock of the full preferential amounts to which such holders may be entitled. Holders of common stock have neither preemptive rights nor rights to convert their common stock into any other securities and are not subject to future calls or assessments by us. Our common stock is not redeemable, is not subject to redemption or sinking fund provisions, does not have any conversion rights and is not subject to call. Holders of shares of common stock do not have preemptive rights to acquire newly issued shares.

Number and classification of directors

Our certificate of incorporation provides that the number of directors on our board will be fixed from time to time by a majority of the total number of authorized directors. Our certificate of incorporation sets the minimum number of directors at two and our bylaws further provide that the number of members of the board will not exceed ten. Our board of directors currently consists of nine members.

Our bylaws provide that our stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any director.

Any vacancy on our board of directors which occurs between annual meetings will be filled only by a majority vote of the remaining directors then in office, even if less than a quorum. However, whenever the holders of one or more classes or series of preferred stock have the right, voting separately, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships will be governed by the terms of resolutions adopted by our board of directors.

We do not have a classified board. Our certificate of incorporation provides that the directors are elected at each annual meeting of stockholders to hold office until their successors have been duly elected and qualified, or until they sooner resign, are removed or become disqualified.

Section 203 of the DGCL

Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our certificate of incorporation and bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully in the paragraph above.

Certain antitakeover provisions

Our certificate of incorporation contains provisions that may have the effect of discouraging a third party from making an acquisition proposal for the Company. Our certificate of incorporation, among other things, (i) permits the board of directors, but not our stockholders, to fill vacancies and newly created directorships on the board of directors and (ii) provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and not by any consent in writing by such stockholders. Such provisions would make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the board of directors.

Except as otherwise provided in our certificate of incorporation or by the DGCL, our bylaws provide that special meetings of our stockholders may be called at any time by the Chairman of the board of directors or our President, and will be called by our President or Secretary at the request in writing of a majority of our board of directors. Subject to certain requirements set forth in our bylaws, the holders of 25% of our outstanding common stock have the right to call a special meeting of stockholders. Any special meeting of the stockholders shall be held on such date and at such time as our board of directors or the officer calling the meeting may designate.

The provision prohibiting stockholder action by written consent would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action.

Amendments

We can amend, alter, change or repeal any provision of our certificate of incorporation in the manner prescribed by the DGCL.

Our board of directors is authorized to make, alter or repeal our bylaws. In addition to any vote of the holders of any class or series of stock required by law, other provisions of our bylaws or by the certificate of incorporation to amend or repeal our bylaws, the affirmative vote of the holders of a majority of our voting stock, voting as a single class, is required to adopt, amend or repeal any provision of our bylaws inconsistent with certain provisions related to special meetings, stockholder proposals, indemnification and amendments of the bylaws.

Indemnification and limitation of liability

Our certificate of incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. Our bylaws further provide that we may indemnify employees and agents against such expenses, in circumstances similar to those described above with respect to indemnification for directors and officers in our certificate of incorporation. We have entered into indemnification agreements with each of our directors and certain of our officers, which clarify and enhance our rights and obligations and the rights and obligations of our directors and officers with respect to indemnification of such persons.

Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Pursuant to our certificate of incorporation and bylaws and Section 145 of the DGCL, we may purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation to the extent permitted by Section 145 of the DGCL. We have obtained directors’ and officers’ liability and corporate reimbursement insurance covering all of our and our subsidiaries’ officers and directors and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

Listing, transfer agent and registrar

Our common stock is listed for trading on the Nasdaq Global Select Market. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Capitalization

The following table presents our capitalization on:

•	an actual basis as of June 30, 2022; and

•

on an adjusted basis as of June 30, 2022 to give effect to this offering of common stock and the use of proceeds therefrom (assuming an offering price of $76.64, the closing price of the Company’s common stock on September 13, 2022).

There have been no other significant adjustments to our capitalization since June 30, 2022. You should read the information below in conjunction with the section of this prospectus supplement entitled “Use of proceeds,” the consolidated financial statements and related notes included herein and the other financial information incorporated by reference into this prospectus supplement or the accompanying prospectus.

	June 30, 2022
	Actual	As Adjusted for this Offering
	($ in thousands)
Cash, cash equivalents and restricted cash	$3,964,116	$4,710,366

Long-term debt, net:	988,572	988,572

Stockholders’ equity:
Preferred stock, $0.01 par value; 2 million shares authorized; none outstanding as of June 30, 2022	—	—
Common stock, $0.01 par value; 1.2 billion shares authorized; 395,895,944 issued and outstanding as of June 30, 2022	3,957	4,055
Additional paid-in capital	4,277,395	5,023,547
Accumulated and other comprehensive loss	(29,956)	(29,956)
Retained earnings	1,632,957	1,632,957

Total stockholders’ equity	5,884,353	6,630,603

Total Capitalization (long-term debt, net, plus stockholders’ equity)	$6,872,925	$7,619,175

Underwriting

We are offering the shares of common stock described in this prospectus supplement through the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated September        , 2022, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares, subject to satisfaction of certain conditions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that price less a concession not in excess of $                 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $                 per share from the public offering price. After the public offering of the shares, the underwriters may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters per share of our common stock. The following table shows the per share and total underwriting discounts and commissions we will pay.

Underwriting discounts and commissions
Per Share	$
Total	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $                 million.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed with the underwriters that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of our common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriters, for a period of 30 days after the date of this prospectus supplement, other than (i) the shares of our common stock to be sold hereunder, (ii) shares of our common stock issued upon the exercise of options granted under our existing stock-based incentive plans, (iii) new compensatory grants made under our existing stock-based incentive plans and (iv) the offer, sale and issuance of shares of our common stock, not to exceed 10%, in the aggregate, of the shares of our common stock outstanding immediately after this offering, in connection with one or more acquisitions during the 30-day restricted period. Notwithstanding the foregoing, we may contract to sell and publicly disclose the intention to issue shares of our common stock in connection with any acquisition; provided that no shares in excess of the 10% limitation specified in clause (iv) above are issued prior to the expiration of the 30-day restricted period.

Our executive officers have agreed with the underwriters not to, for a period of 30 days after the date of this prospectus supplement, subject to certain exceptions, without the prior written consent of the underwriters, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers of shares of our common stock as a bona fide gift or gifts or as a result of testate or intestate succession; (B) in the case of a stock option expiring during the period when the restrictions described in this paragraph continue, sales, exchanges, swaps or other transfers or dispositions of shares of our common stock issuable upon the exercise thereof to us in an amount limited to the amount necessary to cover the exercise price thereof and/or to satisfy the tax withholding in connection with the exercise thereof; and (C) in the case of restricted stock vesting during the period when the restrictions described in this paragraph continue, sales, exchanges, swaps or other transfers or dispositions of shares of our common stock so vested to the Company in an amount limited to the amount necessary to satisfy the tax withholding in connection with the vesting thereof; provided that in the case of clause (A), each transferee executes and delivers to the representative a lock-up letter in the form of this paragraph and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement is required or is made voluntarily in connection with such transfer (other than a filing on a Form 4 or Form 5 made after the expiration of the 30-day restricted period referred to above).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the shares of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of the shares of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over the counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the accounts of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The underwriters and their affiliates, including JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, as joint lead arranger, joint bookrunner and co-syndication agent, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, as joint lead arranger, joint bookrunner and co-documentation agent, are party to the 2020 Credit Agreement. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area (“EEA”)

In relation to each member state of the EEA (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined herein), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to, and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a member state to qualified investors as so defined, or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets 2000 (as amended, the “FSMA”),

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression of an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the FPO (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this Prospectus Supplement or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this Prospectus Supplement relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

The book-running managers have acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the book-running managers have represented and agreed that they have not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) if such transfer is made only to an institutional investor under Section 274 of the SFA or to relevant persons as defined in Section 275(2), or, in the case of (a), to any person pursuant to Section 275(1A) or, in the case of (b), if such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or securities-based derivatives contracts or other assets; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore SFA Product Classification - In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in New Zealand

This prospectus supplement has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMA Act”). The shares may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who:

•	is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;

•	meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;

•	is large within the meaning of clause 39 of Schedule 1 of the FMC Act;

•	is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or

•	is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.

Notice to Prospective Investors in Monaco

The shares may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco Bank or a duly authorized Monegasque intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Fund. Consequently, this prospectus supplement may only be communicated to (i) banks and (ii) portfolio management companies duly licensed by the “Commission de Contrôle des Activités Financières” by virtue of Law n° 1.338, of September 7, 2007, and authorized under Law n° 1.144 of July 26, 1991. Such regulated intermediaries may in turn communicate this prospectus supplement to potential investors.

Notice to Prospective Investors in the People’s Republic of China

This prospectus supplement will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission, Republic of China (“Taiwan”) and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell or give advice regarding or otherwise intermediate the offering or sale of the shares in Taiwan. The shares may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the shares shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the ‘‘Place of Acceptance’’), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the offering do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Bermuda

The shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands),”BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in Bahamas

The shares may not be offered or sold in The Bahamas via a public offer. The shares may not be offered or sold or otherwise disposed of in any way to any person(s) deemed “resident” for exchange control purposes by the Central Bank of The Bahamas.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the shares in South Africa. Accordingly, this prospectus supplement does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96

(1) (a) the offer, transfer, sale, renunciation or delivery is to:

i.	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

ii.	the South African Public Investment Corporation;

iii.	persons or entities regulated by the Reserve Bank of South Africa;

iv.	authorised financial service providers under South African law;

v.	financial institutions recognised as such under South African law;

vi.

a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

vii.	any combination of the person in (i) to (vi); or

Section 96

(1) (b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to Prospective Investors in Chile

THESE SHARES ARE PRIVATELY OFFERED IN CHILE PURSUANT TO THE PROVISIONS OF LAW 18,045, THE SECURITIES MARKET LAW OF CHILE, AND NORMA DE CARÁCTER GENERAL NO. 336 (“RULE 336”), DATED JUNE 27, 2012, ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (“SVS”), THE SECURITIES REGULATOR OF CHILE, TO RESIDENT QUALIFIED INVESTORS THAT ARE LISTED IN RULE 336 AND FURTHER DEFINED IN RULE 216 OF JUNE 12, 2008 ISSUED BY THE SVS.

PURSUANT TO RULE 336 THE FOLLOWING INFORMATION IS PROVIDED IN CHILE TO PROSPECTIVE RESIDENT INVESTORS IN THE OFFERED SECURITIES:

1.	THE INITIATION OF THE OFFER IN CHILE IS , 2022.

2.	THE OFFER IS SUBJECT TO NCG 336 OF JUNE 27, 2012 ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (SUPERINTENDENCY OF SECURITIES AND INSURANCE OF CHILE).

3.	THE OFFER REFERS TO SECURITIES THAT ARE NOT REGISTERED IN THE REGISTRO DE VALORES (SECURITIES REGISTRY) OR THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE SVS AND THEREFORE:

a.	THE SECURITIES ARE NOT SUBJECT TO THE OVERSIGHT OF THE SVS; AND

b.	THE ISSUER THEREOF IS NOT SUBJECT TO REPORTING OBLIGATION WITH RESPECT TO ITSELF OR THE OFFERED SECURITIES.

THE SECURITIES MAY NOT BE PUBLICLY OFFERED IN CHILE UNLESS AND UNTIL THEY ARE REGISTERED IN THE SECURITIES REGISTRY OF THE SVS.

Material U.S. federal income tax considerations for non-U.S. holders of our common stock

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity, and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our common stock and the owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER

THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or other taxable disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Validity of the common stock

The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited CoStar Group, Inc.’s consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2021 and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus supplement. The CoStar Group, Inc. financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

Where you can find additional information

We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.

Our filings are available to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services. Our filings are also available on our website at http://investors.costargroup.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.

Incorporation by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of any offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that are related to such items, unless specifically noted below:

•

our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February  23, 2022 (including the portions of our Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2022, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, as filed with the SEC on April 28, 2022 and July 27, 2022, respectively;

•	our Current Reports on Form 8-K, as filed with the SEC on May 9, 2022 and June 9, 2022, respectively; and

•

the description of our common stock, par value $0.01 per share, contained in our Form 8-A filed with the SEC on June 25, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 23, 2022, and as subsequently amended or updated.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

CoStar Group, Inc.

1331 L Street, Northwest

Washington, D.C. 20005

Attention: Investor Relations

(202) 346-6500

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at CoStar Group, Inc., 1331 L Street, NW, Washington, D.C. 20005, Attention: Investor Relations, telephone number (202) 346-6500. You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1331 L Street, NW, Washington, D.C. 20005 (telephone number (202) 346-6500). We maintain a website at http://www.costargroup.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus, nor is it incorporated by reference.

PROSPECTUS

CoStar Group, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

We or selling securityholders may, from time to time, offer to sell senior or convertible debt securities, common stock, preferred stock, warrants, depositary shares or purchase contracts. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSGP.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or any applicable prospectus supplement. See “Where You Can Find Additional Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 19, 2020

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find Additional Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website or at the SEC as described under “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Registrant,” “Company,” “we” or “our” are to CoStar Group, Inc. and its consolidated subsidiaries, and “CoStar” refers to CoStar Group, Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information that is not purely historic fact and include, without limitation, statements concerning our financial outlook, possible or assumed future results of operations generally, and other statements and information regarding assumptions about our revenues, revenue growth rates, gross margin percentage, net income, net income per share, fully diluted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, non generally accepted accounting principles (“GAAP”) net income, non-GAAP net income per share, weighted-average outstanding shares, cash flow from operating activities, operating costs, capital and other expenditures, the potential impact of COVID-19 on our operations, our potential actions in response to the COVID-19 pandemic, key priorities for 2020, trends in customer behavior, effective tax rate, pending acquisitions, the anticipated benefits of completed or proposed acquisitions, the anticipated timing of acquisition closings, the anticipated benefits of cross-selling efforts, product development and release, planned service enhancements, planned sales and marketing activities and investments, the impact or results of sales initiatives, product integrations, net new sales, contract renewal rates, the use of proceeds of our draws, and the timing of future payments of principal, under our $750 million credit facility under the amended and restated credit agreement dated October 19, 2017 (the “2017 Credit Agreement”), expectations regarding our compliance with financial and restrictive covenants in the 2017 Credit Agreement, geographic expansion, employee relations, management’s plans, goals and objectives for future operations, deferral of tax payments, and sources and adequacy of liquidity.

Our forward-looking statements are also identified by words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. You should understand that these forward-looking statements are estimates reflecting our judgment, beliefs and expectations, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The following important factors, in addition to those discussed or referred to under the heading “Risk Factors” in our filings with the SEC, and other unforeseen events or circumstances, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•

the effects of and uncertainty surrounding the COVID-19 pandemic, including the length and severity of the economic downturn associated with the COVID-19 pandemic, including disruption of the international and national economy and credit markets;

•

actions taken by governments, businesses and individuals in response to the pandemic, such as office and other workplace closures, worker absenteeism, quarantines, mass-transit disruptions or other travel or health-related restrictions;

•	how quickly economies, including the real estate industry in particular, recover after the pandemic subsides;

•	commercial real estate market conditions;

•

general economic conditions, both domestic and international, including the impacts of “Brexit” and uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark;

•	our ability to identify and acquire additional acquisition candidates;

•	the possibility that the acquisitions of RentPath Holdings, Inc. (“RentPath”) and Ten-X Holding Company, Inc. (“Ten-X”) do not close when expected or at all;

•	the risk that the bankruptcy process may cause greater business disruption for RentPath than expected;

•

our ability to realize the expected benefits, cost savings or other synergies from acquisitions, including STR, Inc. (now STR, LLC), STR Global, Ltd., Off Campus Partners, LLC, RentPath and Ten-X, on a timely basis or at all;

•	our ability to combine acquired businesses, successfully or in a timely and cost-efficient manner;

•	business disruption relating to integration of acquired businesses or other business initiatives;

•	the risk that expected investments in acquired businesses, or the timing of any such investments, may change or may not produce the expected results;

•	our ability to transition acquired service platforms to our model in a timely manner or at all;

•	changes and developments in business plans and operations;

•	theft of any personally identifiable information we, or the businesses that we acquire, maintain, store or process;

•	any actual or perceived failure to comply with privacy or data protection laws, regulations or standards;

•	any disruption of our systems, including due to any cyberattack or other similar event;

•	the amount of investment for sales and marketing and our ability to realize a return on investments in sales and marketing;

•	our ability to effectively and strategically combine, eliminate or de-emphasize service offerings;

•	reductions in revenues as a result of service changes;

•	the time and resources required to develop upgraded or new services and to expand service offerings;

•	changes or consolidations within the commercial real estate industry;

•	customer retention;

•	our ability to attract new clients and to sell additional services to existing clients;

•	our ability to successfully introduce and cross-sell new products or upgraded services in U.S. and foreign markets;

•	our ability to attract consumers to our online marketplaces;

•	our ability to increase traffic on our network of sites;

•	the success of our marketing campaigns in generating brand awareness and site traffic;

•	our ability to protect and defend our intellectual property, including unauthorized or unlicensed use of our services;

•	competition;

•	foreign currency fluctuations;

•	global credit market conditions affecting investments;

•	our ability to continue to expand successfully, timely and in a cost-efficient manner, including internationally;

•	our ability to effectively penetrate and gain acceptance in new sectors and geographies;

•	our ability to control costs;

•	litigation or government investigations in which we become involved;

•	changes in accounting policies or practices;

•	release of new and upgraded services or entry into new markets by us or our competitors;

•	data quality;

•	expansion, growth, development or reorganization of our sales force;

•	employee retention, including employees of acquired businesses;

•	technical problems with our services;

•	managerial execution;

•	changes in relationships with real estate brokers, property managers and other strategic partners;

•	legal and regulatory issues, including any actual or perceived failure to comply with U.S. or international laws, rules or regulations;

•	successful adoption of and training on our services;

•	competitive conditions; and

•	the availability of capital.

Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of this Registration Statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect new information or events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, amendments to such reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.

Our filings are available to the public through the website maintained by the SEC at www.sec.gov or from commercial document retrieval services. Our filings are also available free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC, on our website at http://investors.costargroup.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in the prospectus and should not be considered part of this prospectus or any other filing we make with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus and prior to the termination of any offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless specifically noted below for such report or in a prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020  (including the portions of our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, as filed with the SEC on April 24, 2020, incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on April 29, 2020;

•	our Current Reports on Form 8-K, as filed with the SEC on February 13, 2020, March 26, 2020, April 30, 2020 and May 14, 2020; and

•

the description of our common stock, par value $0.01 per share, contained in our Form 8-A filed with the SEC on June 25, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020, and as subsequently amended or updated.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

CoStar Group, Inc.

1331 L Street, NW

Washington, D.C. 20005

Attention: Investor Relations

(202) 346-6500

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, OR TO WHICH WE HAVE REFERRED YOU, IN MAKING YOUR DECISIONS WHETHER TO INVEST IN THE SECURITIES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED MAY 19, 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

OUR COMPANY

We are the number one provider of information, analytics and online marketplaces to the commercial real estate industry in the United States (“U.S.”) and United Kingdom (“U.K.”) based on the fact that we offer the most comprehensive commercial real estate database available; have the largest research department in the industry; own and operate leading online marketplaces for commercial real estate and apartment listings in the U.S. based on the numbers of unique visitors and site visits per month; and provide more information, analytics and marketing services than any of our competitors. We have created and compiled a standardized platform of information, analytics and online marketplace services where industry professionals and consumers of commercial real estate, including apartments, and the related business communities can continuously interact and facilitate transactions by efficiently accessing and exchanging accurate and standardized real estate-related information. Our service offerings span all commercial property types, including office, retail, industrial, multifamily, commercial land, mixed-use and hospitality. We manage our business geographically in two operating segments, with our primary areas of measurement and decision-making being North America, which includes the U.S. and Canada, and International, which primarily includes Europe, Asia-Pacific and Latin America.

The principal trading market for CoStar’s common stock (Nasdaq: CSGP) is the Nasdaq Global Select Market. Our principal executive office is located at 1331 L Street, NW, Washington, D.C. 20005, telephone number (202) 346-6500. We maintain a website at www.costargroup.com. The information on our website is not part of this prospectus nor is it incorporated by reference.

USE OF PROCEEDS

We will specify the use of the proceeds from the offering and sale of any securities registered hereby in the applicable prospectus supplement for such offering.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

In this description of debt securities, the words “we,” “us” or “our” refer only to CoStar Group, Inc. and not to any of our subsidiaries. The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the “senior indenture,” to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the “subordinated indenture,” to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the “indentures,” and to each of the trustees under the indentures as a “trustee.” In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

•

the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•

whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•

any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•

whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	any guarantees of the debt securities, and the terms and conditions upon which any guarantees may be released or terminated;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•

any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

•

any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under U.S. laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Payments on the Debt Securities

Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by us for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (DTC) or its nominee will be made through the facilities of DTC. Until otherwise designated by us, our office or agency will be the office of the trustee maintained for such purpose.

Paying Agent and Registrar for the Debt Securities

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. We will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, we will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.

Ranking

Senior Debt Securities

Any series of senior debt securities will be our general obligations that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.

Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable indenture. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Certain Covenants

Merger, Consolidation or Sale of Assets

We may not, directly or indirectly: (1) consolidate or merge with or into or wind up into another person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets, in one or more related transactions, to another person; unless:

(1)

either: (a) we are the surviving person; or (b) the person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the U.S., any state of the U.S., the District of Columbia or any territory thereof (such person, hereinafter referred to as the “Successor Company”);

(2)	the Successor Company expressly assumes all of or our obligations under the debt securities and the applicable indenture;

(3)	immediately after such transaction no default or Event of Default (as defined below) exists; and

(4)

we shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement, if any, comply with the applicable indenture.

The Successor Company will succeed to, and be substituted for us under the applicable indenture and the debt securities.

Reports

So long as any debt securities are outstanding, we shall file with the trustee, within 15 days after we file with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Events of Default and Remedies

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:

(1)	we default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2)	we default in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

(3)

we default in the performance of, or breach any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;

(4)	certain events involving our bankruptcy, insolvency or reorganization; or

(5)

any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or Event of Default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an Event of Default (other than an Event of Default specified in clause (4) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to us and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (Acceleration Notice), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.

The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.

Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

We will be required to deliver to the trustee annually a statement regarding compliance with the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the debt securities, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

(1)

we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

(2)

all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or

(3)	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series.

Defeasance

The term defeasance means the discharge of some or all of our obligations under an indenture. If we deposit with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:

(1)	we will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or

(2)	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (covenant defeasance).

If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or change the time for payment of interest on the debt securities of any series;

(3)	reduce the principal or change the stated maturity of any debt securities of any series;

(4)	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

(5)	make payments on any debt security payable in currency other than as originally stated in such debt security;

(6)	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

(7)

make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or

(8)	waive a continuing default or Event of Default regarding any payment on the debt securities of any series.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or transfer of substantially all of our assets, as applicable;

(3)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(4)	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

(5)	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;

(6)	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;

(7)	to add additional Events of Default with respect to any series of debt securities;

(8)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9)	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

(10)	to permit or facilitate the defeasance and discharge of the debt securities;

(11)

to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

(12)	to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

(13)

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of our certificate of incorporation and bylaws, each as amended to date. Our certificate of incorporation and bylaws, each as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share. As of April 24, 2020, we had 36,726,443 outstanding shares of common stock.

All outstanding shares of common stock are, and the shares offered hereby upon issuance and sale will be, fully paid and non-assessable.

Voting and Other Rights

Each stockholder of record is entitled to one vote for each outstanding share of common stock owned by him on every matter properly submitted to the stockholders for their vote. Our bylaws provide that directors will be elected if the number of votes properly cast “for” a nominee’s election exceeds the number of votes properly cast “against” such nominee’s election, unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by the vote of a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote therein. There is no provision for cumulative voting with regard to the election of directors. Except as otherwise required by law, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized at a meeting of stockholders by the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.

Distribution

The holders of our common stock are entitled to receive ratably such dividends as are declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock have the right to a ratable portion of assets remaining after payment of the claims of creditors and the payment to any holders of preferred stock of the full preferential amounts to which such holders may be entitled. Holders of common stock have neither preemptive rights nor rights to convert their common stock into any other securities and are not subject to future calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Number and Classification of Directors

Our certificate of incorporation provides that the number of directors on our board will be fixed from time to time by a majority of the total number of authorized directors. Our certificate of incorporation sets the minimum number of directors at two and our bylaws further provide that the number of members of the board will not exceed ten. Our board of directors currently consists of nine members.

Our bylaws provide that our stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any director.

Any vacancy on our board of directors which occurs between annual meetings will be filled only by a majority vote of the remaining directors then in office, even if less than a quorum. However, whenever the holders of one or more classes or series of preferred stock have the right, voting separately, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships will be governed by the terms of resolutions adopted by our board of directors.

We do not have a classified board. Our certificate of incorporation provides that the directors are elected at each annual meeting of stockholders to hold office until their successors have been duly elected and qualified, or until they sooner resign, are removed or become disqualified.

Section 203 of Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our certificate of incorporation and bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully in the paragraph above.

Certain Antitakeover Provisions

Our certificate of incorporation contains provisions that may have the effect of discouraging a third party from making an acquisition proposal for the Company. Our certificate of incorporation, among other things, (i) permits the board of directors, but not our stockholders, to fill vacancies and newly created directorships on the board of directors and (ii) provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and not by any consent in writing by such stockholders. Such provisions would make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the board of directors.

Except as otherwise provided in our certificate of incorporation or by the DGCL, our bylaws provide that special meetings of our stockholders may be called at any time by the Chairman of the board of directors or our President, and will be called by our President or Secretary at the request in writing of a majority of our board of directors. Special meetings of stockholders may not be called by our stockholders in their capacity as such. Any special meeting of the stockholders shall be held on such date and at such time as our board of directors or the officer calling the meeting may designate.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the board of directors by calling a special meeting of stockholders.

Amendments

We can amend, alter, change or repeal any provision of our certificate of incorporation in the manner prescribed by the DGCL.

Our board of directors is authorized to make, alter or repeal our bylaws. In addition to any vote of the holders of any class or series of stock required by law, other provisions of our bylaws or by the certificate of incorporation to amend or repeal our bylaws, the affirmative vote of the holders of at least 66 2/3% of our voting stock, voting as a single class, is required to adopt, amend or repeal any provision of our bylaws inconsistent with certain provisions related to special meetings, stockholder proposals, indemnification and amendments of the bylaws.

Indemnification and Limitation of Liability

Our certificate of incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. Our bylaws further provide that we may indemnify employees and agents against such expenses, in circumstances similar to those described above with respect to indemnification for directors and officers in our certificate of incorporation. We have entered into indemnification agreements with each of our directors and certain of our officers, which clarify and enhance our rights and obligations and the rights and obligations of our directors and officers with respect to indemnification of such persons.

Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Pursuant to our certificate of incorporation and bylaws and Section 145 of the DGCL, we may purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation to the extent permitted by Section 145 of the DGCL. We have obtained directors’ and officers’ liability and corporate reimbursement insurance covering all of our and our subsidiaries’ officers and directors and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

Listing, Transfer Agent and Registrar

Our common stock is listed for trading on the Nasdaq Global Select Market. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 2,000,000 shares of preferred stock in one or more series. As of April 24, 2020, we had no outstanding shares of preferred stock. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement, sinking fund provisions, liquidation preferences, conversion rights and exchange rights, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee thereof.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares or purchase contracts issued by us that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

SELLING SECURITYHOLDERS

To the extent this prospectus is used by any selling securityholder to resell common stock or other securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited CoStar Group, Inc.’s consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The CoStar Group, Inc. financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the securities that may be offered pursuant to this prospectus.

$750,000,000

Common Stock

Costar Group, Inc.

Prospectus Supplement

Joint Bookrunners

(in alphabetical order)

Goldman Sachs & Co. LLC	J.P. Morgan

September           , 2022

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, this offering and the distribution of this prospectus supplement applicable to that jurisdiction.